Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of May 18, 2016, by and between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”), and EPIZYME, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of June 15, 2012, as amended by that certain First Amendment to Lease dated as of September 30, 2013 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 43,066 rentable square feet (“Premises”), in a building located at 400 Technology Square, Cambridge, Massachusetts. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Term of the Lease is currently schedule to expire on November 30, 2017.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to extend the Term of the Lease through May 31, 2018 (the “Extended Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term. The expiration date of the term of the Lease is hereby extended through the Extended Expiration Date. Tenant’s occupancy of the Premises through the Extended Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.

2.	Right to Extend. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have until August 31, 2017, to exercise its Extension Right under Section 39(a) of the Lease. If Tenant does not exercise its Extension Right in accordance with the terms of Section 39(a) of the Lease on or before August 31, 2017, then Tenant shall be deemed to have forever waived its Extension Right.

3.	Base Rent. Tenant shall pay Base Rent as provided under the Lease through November 30, 2017. Commencing on December 1, 2017, Base Rent shall be increased by multiplying the Base Rent payable immediately before such date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such date.

4.	Extension Fee. As consideration for Landlord entering into this Second Amendment, Tenant shall deliver to Landlord funds in the amount of $215,330, on or before November 30, 2017; provided, however, that Tenant shall not be required to pay such amount to Landlord if, prior to November 30, 2017, either (i) Tenant has exercised its Extension Right pursuant to Section 39(a) of the Lease, or (ii) if Tenant and Landlord (or an affiliate of Landlord) execute and deliver a new lease on terms and conditions acceptable to both Tenant and Landlord (or Landlord’s affiliate), each in their sole and absolute discretion, for premises containing rentable square footage greater than the Premises for a term of not less than 5 years. Neither Landlord (nor an affiliate of Landlord) nor Tenant shall have any obligation to enter into a new lease pursuant to subsection (ii) above.

5.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

6.	OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

EPIZYME, INC.,
a Delaware corporation

By:
Its:	President and CEO

LANDLORD:

ARE-TECH SQUARE, LLC,
a Delaware limited liability company

By:	ARE-MA REGION NO. 31, LLC,
a Delaware limited liability company, its Manager

	By:	ALEXANDRIA REAL ESTATE EQUITIES,
L.P., a Delaware limited partnership,
Managing Member

		By:	ARE-QRS CORP.,
a Maryland corporation,
its General Partner

			By:	Eric S. Johnson
			Its:	Senior Vice President
RE Legal Affairs